UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2004

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15181 (Commission File Number)	04-3363001 (I.R.S. Employer Identification No.)

82 Running Hill Road
South Portland, Maine 04106
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (207) 775-8100

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
Signature
Ex-10.1 Employment Agreement, dated December 1, 2004
Ex-10.2 Non Qualified Stock Option Agreement
Ex-10.3 Deferred Stock Unit Award Agreement
Ex-99.1 Press release dated November 30, 2004
Ex-99.2 Press release dated December 1, 2004
Ex-99.3 Press release dated December 3, 2004

Item 1.01. Entry into a Material Definitive Agreement.

     On December 1, 2004 we entered into an employment agreement with Mark Thompson under which we agreed to employ Mr. Thompson as Executive Vice President, Manufacturing and Technology Group, for an initial term of two years, subject to automatic renewals for successive one-year periods unless either we or Mr. Thompson gives notice of non-renewal. The agreement provides for a base salary of at least $500,000 per year, subject to increases at the discretion of our Chief Executive Officer on a basis consistent with our payroll policies. The agreement also provides for a one-time recruitment bonus of $200,000, net of taxes. Mr. Thompson’s annual incentive target amount under our Enhanced Fairchild Incentive Plan is 80% of his base salary (actual bonus amounts range from 0% to 200% of the target amount, depending on whether we achieve or exceed pre-established financial performance goals). The agreement also provides for standard relocation and other employment benefits in accordance with our applicable programs and policies.

     Under the agreement, if Mr. Thompson’s employment is terminated by us for any reason other than “cause,” or by Mr. Thompson for “good reason” (as those terms are defined in the agreement), we will pay him two times his base salary and annual bonus target amount in effect at the time of termination. In addition, if we fail to promote Mr. Thompson to President and CEO and appoint him to our board of directors within 60 days after our existing CEO ceases to serve in those positions, or by December 1, 2005 at the latest, Mr. Thompson could resign for “good reason” and claim the severance benefits described above. In the event of a “change in control” (as defined in the agreement), if Mr. Thompson’s employment is terminated within 6 months before or 12 months after the change in control, then the aforementioned severance payment must be paid in a lump sum within 14 days after the termination. If Mr. Thompson’s employment is terminated within 6 months before the change in control, his deferred stock units and stock options will vest upon the change in control unless the change in control is initiated by us and Mr. Thompson continues in the same or substantially similar position in the successor corporation. The agreement prohibits Mr. Thompson from competing with us during, and for one year after, the term of his employment.

     Equity Awards. Under the agreement, Mr. Thompson also received a grant of options to purchase 200,000 shares of our common stock and an award of 50,000 deferred stock units, each dated December 1, 2004 and vesting over the following four years. These equity awards are not made under any of our stock or option plans, but are granted, administered and interpreted as if they were made under the Fairchild Semiconductor Stock Plan. The equity awards are covered by separate award agreements. The DSU agreement entitles Mr. Thompson to receive a number of shares of our common stock equal to the number of vested units on settlement dates selected by him. Mr. Thompson’s options are non-qualified stock options and have an exercise price of $16.70 per share, reflecting the fair market value of the underlying shares on the grant date. The options have an eight-year term.

     Copies of Mr. Thompson’s employment agreement, non-qualified stock option agreement and DSU agreement are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

     On November 30, 2004 we issued a press release announcing our employment of Mr. Thompson. A copy of the press release is included as Exhibit 99.1 to this report and incorporated herein by reference.

     On December 1, 2004 we updated our fourth quarter 2004 outlook. Further information is included in our press release included as Exhibit 99.2 to this report and incorporated herein by reference.

     On December 3, 2004 we issued a press release reporting Mr. Thompson’s equity awards under Section 303A of the New York Stock Exchange Listed Company Manual. A copy of the press release is included as Exhibit 99.3 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

c) Exhibits

10.1	Employment Agreement, dated December 1, 2004, between Fairchild Semiconductor Corporation and Mark Thompson.

10.2	Non-Qualified Stock Option Agreement, dated December 1, 2004, between Fairchild Semiconductor International, Inc. and Mark Thompson.

10.3	Deferred Stock Unit Award Agreement, dated December 1, 2004, between Fairchild Semiconductor International, Inc. and Mark Thompson.

99.1	Press release dated November 30, 2004.

99.2	Press release dated December 1, 2004.

99.3	Press release dated December 3, 2004.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: December 3, 2004	/s/ Paul D. Delva

Paul D. Delva
Vice President and General Counsel